SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2007

CARDINAL COMMUNICATIONS, INC.
(Exact name of registrant as specified in Charter)

Nevada	1-15383	91-2117796
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

11101 West 120th Avenue, Suite 220
Broomfield, Colorado 80021
(Address of Principal Executive Offices)

303-285-5379
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Cardinal Communications, Inc. (the "Registrant" or the “Company”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01    Entry into a Material Definitive Agreement.

Debt Exchange Agreement

On January 15, 2007, Cardinal Communications, Inc. (the “Company”) entered into a Debt Exchange Agreement (the “Exchange”) with Evergreen Venture Partners, LLC (“Evergreen”). Evergreen and the Company had been parties to a $750,000, non-interest bearing note due on July 1, 2006 (the “Note”). The Company was in default on payment of the Note. Under the terms of the Exchange, the Company is issuing a total of 3,250,000 shares of the Company’s $0.0001 par value Common Stock (the “Exchange Shares”) and the Company will exchange the Exchange Shares for Evergreen’s Note. Further under the terms of the Exchange, Evergreen’s ability to sell the Exchange Shares shall be restricted as of January 15, 2007; however four percent (4%) of the total Exchange Shares shall be released from such restriction on a monthly basis for the 25 months from the beginning of the restriction period. A copy of the Debt Exchange Agreement is attached as Exhibit 10.1. Any and all descriptions of the Debt Exchange Agreement as described in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of the attached agreement.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On January 5, 2007, the Company was notified that the United States Bankruptcy Court For The Western District of Texas, San Antonio Division accepted on November 21, 2006 the immaterially modified final plan of reorganization (the “Plan”) of the Company’s formerly wholly owned subsidiary, Connect Paging, Inc. The Company was discharged of and from any and all claims or interests as provided in statute 1141 (d) of the Bankruptcy Code. Under the Plan, the Company relinquished all equity interest in Connect Paging, Inc. and $404,401 of trade related assets held by Connect Paging, Inc. in exchange for relieving $1,254,747 of liabilities owed by Connect Paging, Inc. Per the Plan all equity interest in Connect Paging, Inc. is now held by its officers: Byron Young, Brandon Young and Brian Young. Byron Young is a former member of the Registrant’s Board of Directors. With this Plan, the Company has disposed of its assets held for sale as reported in its interim report filed on form 10-QSB with the SEC on November 21, 2006.

Item 3.03    Material Modification to Rights of Security Holders.

On June 6, 2006, our shareholders authorized the Board of Directors, in its discretion, to amend the Company’s Articles of Incorporation to effect a “reverse split” of its issued and outstanding Common Stock (the “Reverse Split”) at any time prior to the next annual meeting of shareholders. By approving this proposal, the Board of Directors was empowered to Reverse Split the Company’s Common Stock by choosing one of four ratios (the “split ratio”), namely one share for five shares, one share for ten shares, one share for twenty shares, or one share for thirty shares.

On January 4, 2007 the Company’s Board of Directors approved an amendment to our Articles of Incorporation to effect a one-for- 30 Reverse Split of all outstanding and authorized shares of our common stock, which will become effective on January 12, 2007. Pursuant to the Reverse Split, every thirty shares of authorized and outstanding stock will be reclassified and combined into one new share of common stock. As of the opening day of the Over the Counter Bulletin Board on January 19, 2006, the Company’s common stock will begin trading on a split-adjusted basis.

Following the Reverse Split, the number of shares of common stock outstanding decreased from approximately 534.6 million shares to approximately 17.8 million shares

The Company filed the articles of amendment executing the one-for-thirty Reverse Split with the Secretary of State of the State of Nevada on January 9, 2007. The amendment is effective as of 12:00 a.m., East Coast Time, on January 12, 2007. Our common stock will begin trading on a post-split basis on January 19, 2007, on the Over-the-Counter Bulletin Board under the symbol “CDNCD” and will resume trading under the symbol “CDNC” on January 23, 2007.

The Reverse Split will affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interest in us. The exercise or conversion price, and the number of shares issuable under the Company’s outstanding stock options, warrants, and convertible notes, will be proportionately adjusted to reflect the thirty for 1 Reverse Split. No fractional shares will be issued in connection with the Reverse Split. Stockholders who are entitled to fractional shares will receive shares rounded up to the nearest whole share.

A copy of the Certificate of Amendment to the Certificate of Incorporation, as amended, which was effective January 12, 2007, with the Nevada Commercial Recording Division to effect the Reverse Split, is attached to this filing as Exhibit 3.4.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Richard E. Wilson

On January 15, 2007, the Board of Directors accepted the resignation of Richard E. Wilson. Mr. Wilson was Chairman of the Registrant’s Board of Directors and held a position on the Company’s Executive Committee and Audit Committee. The resignation of Mr. Wilson was not due to any disagreement with the Company’s operations, policies or practices. Edouard A. Garneau, the Chief Executive Officer and a member of the Board of Directors has replaced Mr. Wilson as Chairman of the Board of Directors.

Resignation of D. Brian Karr

Also on January 15, 2007, the Board of Directors accepted the resignation of D. Brian Karr who held the position of Chief Financial Officer.

Appointments of Directors, Steven Basmajian and Kenneth Miller

Effective January 15, 2007, the Company appointed Steven Basmajian and Kenneth Miller to serve as directors of the Company. Pursuant to Sections 3.2 and 3.10 of the Bylaws of the Company, Messrs. Basmajian and Miller shall serve in such capacity until the next annual meeting of the shareholders of the Company.

Steven Basmajian was also appointed to the Company’s Executive Committee. Mr. Basmajian has over 30 years entrepreneurial business experience in apparel manufacturing and retail. From 1989 through 2005 Mr. Basmajian owned and managed International Sunprints a full service apparel decorator that provides clothing opportunities to major retailers including Target, Wal-Mart, Albertsons/Osco, JC Penney, Dillards and Mervyns. In 2005, Mr. Basmajian sold his interest in International Sunprints and began consulting with the Company. Currently Mr. Basmajian is President and a minority interest member of Cardinal Connect, LLC a majority owned subsidiary of the Company.

Kenneth Miller is a successful real estate developer and has formed a series of partnerships and corporations for the purpose of purchasing or developing a variety of real estate projects including commercial retail, office, self storage, multi-family and residential subdivisions. From 1977 through 1991, Mr. Miller was President of Ken Miller Homes, Inc. a corporation that built single family homes, multiple dwelling units, and commercial/warehouse buildings. Since 1991, Mr. Miller has been the President of Kendall Group Ltd a general contracting and apartment/HOA management company. In 1994, while Mr. Miller was serving as President of Kendall Group Ltd., the group became a member of Sovco Holdings a diversified real estate development company which eventually became a subsidiary of the Company in 2005. Mr. Miller has served on the Milwaukee Metropolitan Builders Association Board of Directors and the Construction Arbitration Board of Greater Milwaukee.

Interested Directors

Both of the newly appointed members of the Board of Directors, Steven Basmajian and Kenneth Miller, have prior relationships with the Company and may be “interested” as defined by Form 8K. Mr. Basmajian has recently converted a note payable to Minority Interest in a newly created subsidiary of the Company Cardinal Connect, LLC. Mr. Basmajian is also the President of Cardinal Connect, LLC. Mr. Miller is a former member of Sovereign Partners, LLC, and a current shareholder of Cardinal.

Item 9.01    Financial Statements and Exhibits.

10.1	Evergreen Venture Partners, LLC Debt Exchange Agreement
3.4	Certificate of Amendment to the Certificate of Incorporation, as amended, effective January 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Communications, Inc.

By:	/s/ Edouard A. Garneau
President and Chief Executive Officer

Date: January 18, 2007